UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 15, 2013 (Date of earliest event reported)

U.S. GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On May 15, 2013, the wholly owned, indirect subsidiary of U.S. Geothermal Inc. (the “Company”), USG Nevada LLC (“USG Nevada”), entered into a Third Amendment (the “Amendment”), effective May 1, 2013 (the “Effective Date”), to Credit Addendum with SAIC Constructors, LLC (formerly known as Benham Constructors, LLC, “SAIC”). Pursuant to the Amendment, USG Nevada and SAIC have agreed to amend certain material terms of the Credit Addendum to Engineering, Procurement and Construction Contract dated August 27, 2010 between USG Nevada and SAIC (the “EPC Contract”), as amended by the First Amendment to Credit Addendum dated May 20, 2011 and the Second Amendment to Credit Addendum dated January 25, 2012.

Specifically, the Amendment provides that, as of the Effective Date, USG Nevada’s total aggregate indebtedness under the EPC Contract is $26,350,000 (the “Indebtedness Amount”). In accordance with the Amendment, USG Nevada has paid SAIC $1,350,000 of the Indebtedness Amount and entered into an Amended and Restated Promissory Note (the “Note”), effective May 1, 2013, in the principal amount of $25,000,000. The Note is attached as Exhibit A to the Amendment.

Pursuant to the Note, the principal amount will bear interest at a rate of 10% per annum, and USG Nevada will pay SAIC the amount of $300,000 on the first day of each calendar month until November 15, 2013 (the “Maturity Date”). On the Maturity Date, USG Nevada will pay SAIC all outstanding principal and accrued interest under the Note. If USG Nevada fails to make any such payments when due under the Amendment or the Note, the unpaid balance of the Note will accrue interest from the date of such failure until paid at a default rate of 12.5% per annum.

The Amendment also provides that SAIC will use its best efforts to support USG Nevada in its pursuit of a senior secured loan. In addition, the Amendment provides that USG Nevada will deliver to SAIC, as soon as available and no more than 30 days after the end of each calendar month, copies of USG Nevada’s unaudited balance sheet as of the end of such month, and USG Nevada’s unaudited statements of income and cash flow for such month and for the portion of the calendar year ending with such period.

The Company also entered into the Amendment in its capacity as guarantor. Pursuant to the Amendment, the Company has agreed that its obligations in respect of the Amended and Restated Change in Control Guaranty dated October 13, 2010 (the “Guaranty”) are not released, diminished, waived, modified, impaired or affected in any manner by the Amendment and that it has no claim or offsets against, or defenses or counterclaims to, the Guaranty.

The foregoing descriptions of the Amendment and the Note are not complete and are qualified in their entirety by reference to the full text of the Amendment and the Note, copies of which are filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Third Amendment to Credit Addendum effective May 1, 2013 between USG Nevada LLC and SAIC Constructors, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2013	U.S. Geothermal Inc.

	By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amendment to Credit Addendum effective May 1, 2013 between USG Nevada LLC and SAIC Constructors, LLC